Exhibit 107

Calculation of Filing Fee Table

FORM S-3

(Form Type)

eBay Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities(1)	456(b) and 457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees to Be Paid	Equity	Common stock, Par value $0.001(1)	456(b) and 457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees to Be Paid	Equity	Preferred stock, Par value $0.001(1)	456(b) and 457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees to Be Paid	Other	Warrants(1)	456(b) and 457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees to Be Paid	Other	Depository Shares(1)	456(b) and 457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees to Be Paid	Other	Purchase Contracts(1)	456(b) and 457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees to Be Paid	Other	Units(1)	456(b) and 457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	The securities registered hereunder may be sold separately, together or as units that include any of the other securities registered hereby.

(2)	The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(3)	An indeterminate aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon conversion, exercise or exchange of any offered securities is being registered.